Exhibit 3.2

JOHN MARSHALL BANCORP, INC.

BY-LAWS

(as Amended and Restated on April 21, 2020)

ARTICLE I

Meetings of Shareholders

Section 1.1 Annual Meeting. The regular annual meeting of shareholders for the election of Directors and for the transaction of whatever other business may properly come before the meeting, shall be held at such place or, in the case of a virtual-only meeting, at no physical place but solely by means of remote communication, in each case, as the Board of Directors may in its discretion determine, each year on such day as the Board of Directors determines. Notice of such meeting shall be mailed, postage prepaid, at least ten (10) days prior to the date thereof, addressed to each shareholder at his or her address appearing on the books of the Corporation unless notice is waived by unanimous consent of all shareholders. If, for any cause, an election of Directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner therein provided for the annual meeting.

Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders shall be called for any purpose at any time by the Secretary at the request of the Chairman of the Board of Directors, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten (10) days prior to the dated fixed for such meeting, to each shareholder at his or her address appearing on the books of the Corporation a notice stating the purpose, time and place of such meeting or, in the case of a virtual-only meeting, stating that the meeting shall be held at no physical place but solely by means of remote communication, in each case as the Board of Directors may in its discretion determine.

Section 1.3 Nominations for Director. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at the annual meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to an election to be held at a special meeting of the shareholders for the election of Directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (i) the name, age, business address and, if known, the residence address of each nominee proposed, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class of stock of the Corporation beneficially owned or directly or indirectly controlled by each such nominee, (iv) such other information regarding each such nominee as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “34 Act”), (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and (vi) as to the shareholder making such nomination (y) his name and address as they appear on the stock transfer books of the Corporation, and (z) the number of shares of each class of stock of the Corporation beneficially owned or directly or indirectly controlled by such shareholder. For purposes of this paragraph, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 and Rule 13d-5 under the 1934 Act, and a proposed nominee or shareholder shall be deemed to control all shares which such proposed nominee or shareholder would be deemed or presumed to control in a control determination made in accordance with the provisions of applicable bank regulatory laws and regulations. Notwithstanding any other provision hereof, failure of any shareholder nomination for election as director to comply with the provisions of this Article I shall result in the proposed nomination not being presented to the shareholders at the meeting.

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Section 1.4 Shareholder Proposals. Any shareholder entitled to vote in the election of Directors generally may propose one or more matters for presentation to the shareholders at any annual meeting of shareholders, provided that such shareholder has provided written notice of such shareholder's intent to make such proposal or proposals, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting. Each such notice shall set forth: (i) the name and address of the shareholder(s) who intends to make the proposal, (ii) the number of shares of each class of stock of the Corporation beneficially owned or directly or indirectly controlled by each such person; (iii) such other information regarding each such proposal as would be required to be included in a proxy statement soliciting proxies for the approval of such proposal pursuant to Regulation 14A under the 34 Act, and (iv) a description of all arrangements or understandings between the shareholder(s) and any other person or persons (naming such person or persons) pursuant to which the proposal or proposals are to be made by the shareholder(s). For purposes of this paragraph, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 and Rule 13d-5 under the 34 Act, and a shareholder shall be deemed to control all shares which such shareholder would be deemed or presumed to control in a control determination made in accordance with the provisions of applicable bank regulatory laws and regulations. The presiding officer of the meeting may refuse to acknowledge or present any proposal of any person not made in compliance with the foregoing procedure. Nothing contained in this By-law shall require the presentation for the vote or consideration of the shareholders of any matter which is not appropriate for action by the shareholders. No business or proposal shall be presented for the vote or consideration of shareholders at a special meeting of shareholders other than that contained in the notice of meeting and matters incidental to the conduct of such meeting.

Section 1.5 Judges of Election. Every election of Directors shall be managed by three (3) judges, who shall be appointed by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Treasurer, the officer performing the functions of a Treasurer, or the Secretary, a certificate under their hands, certifying the result thereof and names of the Directors elected. The judges of an election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

Section 1.6 Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

Section 1.7 Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law, by the Articles of Incorporation or by these By-Laws, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 1.8 Presiding Officer and Secretary. Unless the Board of Directors shall appoint another person with respect to any meeting, the Chairman of the Board of Directors, or in his absence, the President, shall serve as the presiding officer for each annual or special meeting of shareholders, and the Treasurer, the person performing the functions of Treasurer, or the Secretary, shall serve as Secretary for the meeting.

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Section 1.9 Action by Shareholders. All action by holders of the Corporation's outstanding voting securities shall be taken at an annual or special meeting of the shareholders duly called as provided by statute, the Articles of Incorporation and these By-Laws. Shareholders of the Corporation shall not have the power to act by written consent.

Section 1.10 Voting. Whenever Directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote thereat. Whenever any corporate action, other than the election of Directors, is to be taken by vote of shareholders at a meeting, such action shall be approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or by the Articles of Incorporation.

Except as otherwise provided by law or by the Articles of Incorporation, each holder of record of capital stock of the Corporation entitled to vote on any matter shall be entitled to one vote for each share of capital stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the shareholders entitled to vote on such matter.

ARTICLE II

Directors

Section 2.1 Board of Directors. The Board of Directors (hereinafter occasionally referred to as the "Board") shall have power to manage and administer the business affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by said Board.

Section 2.2 Number. The Board shall consist of not less than five (5) nor more than fifteen (15) persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by the Articles of Incorporation, by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof.

Section 2.3 Organization Meeting. The Treasurer, or the Secretary, upon receiving the certificate of the judges of the results of any election, shall notify the Directors-elect of their election and of the time at which they are required to meet at the Main Office of the Corporation or such other designated location for the purpose of organizing the new Board and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty (30) days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.4 Regular Meetings. The Regular Meetings of the Board of Directors shall be held monthly on a day agreed to by a majority of the Board of Directors at the Main Office, or such other designated location. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, or at the request of three (3) or more Directors. Each member of the Board shall be given notice stating time and place, by telephone, telegram, facsimile, letter or in person, of each such special meeting, except that notice of such special meeting may be waived by an instrument signed by all of the Directors before or after such special meeting and filed with the minutes of such meeting.

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Section 2.6 Quorum. A majority of the Directors then in office shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned without further notice. If a quorum is present, action by a majority of those Directors in attendance shall constitute action of the Board.

Section 2.7 Written Consents and Telephonic Participation. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writings are filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment. Participation in a meeting by communications means pursuant to this section shall constitute presence in person at such meeting.

Section 2.8 Vacancies. When any vacancy occurs among the Directors, the remaining members of the Board, in accordance with the laws of the Commonwealth of Virginia, may appoint a Director to fill such vacancy at any regular meeting of the Board or at a special meeting called for that purpose, or if the Directors remaining in office constitute less than a quorum, by the vote of a majority of the Directors remaining in office, or by shareholders at a special meeting called for that purpose.

Section 2.9 Chairman of the Board. The Board of Directors shall elect from among their number a Chairman of the Board. The Chairman of the Board shall preside over the Board of Directors in the performance of its functions. He or she shall have shall perform all duties and exercise all powers as are incident to the office of Chairman of the Board and as may be prescribed by these By-Laws. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. He or she shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

Section 2.10 Vice-Chairman. The Board of Directors may elect from among their number a Vice-Chairman of the Board. The Vice-Chairman shall, in the absence of the Chairman of the Board, preside over all meetings of shareholders and of the Board of Directors. He or she shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

ARTICLE III

Committees of the Board

The Board of Directors may from time to time, by resolution passed by a majority of the Board, designate an executive committee and such other committee of committees as it may determine, each committee to consist of two (2) or more Directors of the Corporation. Any such committee, to the extent provided in the resolution, shall have and may exercise any of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, all subject to the exceptions set forth in Virginia law. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and of any alternate member designated by the Board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any of such absent or disqualified member. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall constitute action of the committee. Each committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committees may be removed, with or without cause, by resolution of the Board of Directors, adopted by a majority of the Board.

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ARTICLE IV

Officers

Section 4.1 Officers. The officers of the bank, who shall be elected by the Board of Directors, shall be a Chief Executive Officer (hereinafter occasionally referred to as the “CEO”); a President; and one or more Vice Presidents who may have such designations, if any, as the Board of Directors may determine; a Secretary; and a Treasurer. The Board of Directors from time to time may elect such other officers or assistant officers as the Board of Directors may from time to time deem necessary or appropriate. Any two (2) or more of the foregoing offices may be held by the same person. The Chief Executive Officer shall be chosen from among the Directors.

Section 4.2 Term. The term of office of each officer shall be until the first meeting of the Board of Directors following the next annual meeting of shareholders, or until his or her respective successor has been elected and qualified, or until his or her earlier resignation or removal. Any officer may be removed from office at any time with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office. The removal of an officer without cause shall be without prejudice to his contract rights, if any, but the election or appointment of an officer shall not of itself create contract rights.

Section 4.3 Chief Executive Officer. The Board of Directors shall appoint one of its members to be the CEO. The CEO shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of CEO, or imposed by these By-Laws. He or she may vote the stock or other securities of any other domestic or foreign corporation which may at any time be owned by the Corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. He or she shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him or her by the Board. The CEO shall see that the books, reports, statements and certificates required by Virginia law are properly kept, made and filed according to law.

Section 4.4 President and Vice Presidents. The President and each Vice President, including any given a special or other designation by the Board of Directors in accordance with Section 4.1 of this Article IV, shall have such powers and shall perform such duties which are in the normal and usual business and affairs of the operating division or divisions or staff department, the operations for which he or she is responsible, including, subject to any and all limitations imposed by the Board or contained in the operating procedures and policies of the Corporation, the authority to sign contracts and other agreements which are within the ordinary course of the business of such division or divisions or staff departments.

Section 4.5 Other Officers. Subject to the authority of the CEO and the Board, the Secretary, Treasurer, and any other officers appointed by the Board shall have such duties and responsibilities as shall from time to time be prescribed by the person who is such officer's immediate superior, including such duties and responsibilities as are usually performed by persons holding such corporate office.

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ARTICLE V

Stock and Stock Certificates

Section 5.1 Transfers. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Articles of Incorporation and these By-laws, as the Board may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both, which signature or signatures may be in facsimile form if the Board by resolution authorizes such procedure.

Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote as such owner, and hold such person liable for calls and assessments. The Corporation shall not be bound to recognize any equitable, legal, or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 5.2 Uncertificated Shares; Certificates for Shares. The Board of Directors may authorize the issuance of uncertificated shares by the Corporation, and may prescribe procedures for the issuance and registration of transfer thereof, and with respect such other matters relating to uncertificated shares as the Board of Directors may deem appropriate. No such authorization shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the Corporation. At the time of the issuance or transfer of any uncertificated shares, the Corporation shall issue or cause to be issued to the holder of such shares a written statement of the information required by these bylaws and such other information as may be required to be included on share certificates under Virginia law. Notwithstanding the adoption of any resolution providing for uncertificated shares, each registered holder of shares represented by uncertificated shares shall be entitled, upon request to the custodian of the stock transfer books of the Corporation, or other person designated as the custodian of the records of uncertificated shares, to have physical certificates representing such shares registered in such holder’s name.

Each certificate representing shares shall recite on its face the name of the Corporation and that it is organized under the laws of the Commonwealth of Virginia, the name of the person to whom issued; and the number and class of shares and the description of the series, if any, the certificate represents Certificates representing shares of the Corporation shall be signed by the Chairman of the Board of Directors, the President or a Vice-President and by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of each certificate, or each certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue different series within a class, the variations in the relative rights, preferences and limitations between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine variations of future series..

Section 5.3 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issue in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such a manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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Section 5.4 Shareholder Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of such meeting, nor more than seventy (70) days prior to any other action. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

If no record date is fixed by the Board of Directors, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the date on which notice is given, and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting to the extent permitted by Virginia law; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI

Seal

The CEO, the President, the Treasurer, the Secretary or any assistant Treasurer or assistant Secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

( Impression )

(      of      )

(    Seal    )

ARTICLE VII

Miscellaneous Provisions

Sections 7.1 Fiscal Year. The Fiscal Year of the Corporation shall be the calendar year.

Section 7.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyance, transfers, satisfactions, declarations, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the CEO, President or any Vice President, or the Secretary, or the Treasurer, or the officer vested with the authority of a Treasurer, subject to any and all limitations imposed by the Board of Directors or contained in the operating procedures and policies of the Corporation. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Corporation in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 7.2 are supplementary to any other provisions of these By-Laws.

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Section 7.3 Records. The Articles of Incorporation, these By-Laws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Treasurer, or other officer appointed to act as Secretary of the meeting.

ARTICLE VIII

By-laws

Section 8.1 Inspection. A copy of these By-laws, with all amendments thereof, shall at all times be kept in a convenient place at the Main Office of the Corporation, and shall be open for inspection to all shareholders, during business hours.

Section 8.2 Amendments. These By-laws may be amended, altered or repealed at any regular meeting of the Board of Directors, by a vote of a majority of the total number of Directors, or at any special or annual meeting of shareholders, by a vote of a majority of the shares of the Corporation's capital stock issued, outstanding and entitled to vote.

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